UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

RURAL/METRO CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-22056	86-0746929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2011, at a special meeting of the stockholders of Rural/Metro Corporation, a Delaware corporation (the “Company”), the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2011 (the “Merger Agreement”), by and among the Company, WP Rocket Holdings, LLC, a Delaware limited liability company (n/k/a WP Rocket Holdings Inc.) (“Parent”), and WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation. The stockholders of the Company also voted to approve the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies. The special meeting was not adjourned to a later date since the proposal to adopt the Merger Agreement was approved by the stockholders of the Company. The matters acted upon at the special meeting are described in more detail in the Proxy Statement filed by the Company with the Securities and Exchange Commission on May 26, 2011 (as supplemented), pursuant to which proxies were solicited.

The final voting results for each proposal are as follows:

Proposal 1: Adoption of the Merger Agreement

For:	Against:	Withheld:	Abstentions:	Broker Non- Votes:
18,341,531	74,202	0	1,930	0

Proposal 2: Adjourn the Special Meeting to Solicit Additional Proxies

For:	Against:	Withheld:	Abstentions:	Broker Non- Votes:

17,702,198	713,623	0	1,842	0

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Rural/Metro Corporation, dated June 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: June 27, 2011	By:	/s/ Michael P. DiMino
Michael P. DiMino President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Rural/Metro Corporation, dated June 27, 2011